As filed with the Securities and Exchange Commission on November 20, 2025
File No. 811-05028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 519
☒

PIMCO Funds
(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including area code
(888) 877-4626
Douglas P. Dick, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Joshua D. Ratner Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE
This Amendment No. 519 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Offering Memorandum of the Trust’s Private Account Portfolio Series: PIMCO All Asset Funds, dated August 1, 2025, as amended.
The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Private Account Portfolio Series

Amendment Dated November 20, 2025 to the PIMCO All Asset Funds Offering Memorandum

dated August 1, 2025, as amended from time to time (the “Offering Memorandum”)

Disclosure Regarding PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund (each, a “Fund” and together, the “Funds”)

Effective December 22, 2025, the “Principal Investment Strategies” section of each Fund’s Fund Summary in the Offering Memorandum is deleted in its entirety and replaced with the following:

PIMCO All Asset: Multi-RAE PLUS Fund

The Fund seeks to achieve its investment objective by obtaining exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). In addition to long equity exposures, the Fund may also obtain short exposure to equity markets, but will not normally seek to obtain a net short equity exposure.

In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund expects to use long exposure and short exposure in addition to or in place of investments in stocks and/or equity-related underlying funds (such as exchange-traded funds) to obtain exposure to a portfolio of stocks. The Fund may seek equity exposure through any of the foregoing instruments, without limitation, in PIMCO’s and Research Affiliates’ (“Sub-Adviser’s”) discretion, as applicable. The Sub-Adviser will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.

The Fund may use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.

In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments and related derivatives, which may include forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector exposures, non-U.S. exposures and credit quality, both as a function of the strategy’s investment guidelines and lack of a bond market index benchmark. Further, PIMCO, in its discretion, may seek to reduce the overall risk in the Fund’s portfolio of Fixed Income Instruments when the Fund’s short equity positions have generated or generate higher levels of income.

In selecting investments for the Fund, PIMCO and the Sub-Adviser, as applicable, may use proprietary quantitative models that are developed and maintained by PIMCO or the Sub-Adviser, as applicable, and which are subject to change over time without notice in PIMCO’s or the Sub-Adviser’s discretion, as applicable.

The Fund may invest, without limitation, in common stocks (including any equity-related underlying funds) and derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may also engage in financing transactions, such as reverse repurchase agreements and/or total return swaps. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). With respect to the Fund’s fixed income investments, the Fund will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. With respect to the Fund’s fixed income investments, the Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. The Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.

PIMCO All Authority: Multi-RAE PLUS Fund

The Fund seeks to achieve its investment objective by obtaining exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). While the Fund is expected in most market environments to have a net long equity exposure, it may have a net short equity exposure under certain market conditions.

In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund expects to use long exposure and short exposure in addition to or in place of investments in stocks and/or equity-related underlying funds (such as exchange-traded funds) to obtain exposure to a portfolio of stocks. The Fund may seek equity exposure through any of the foregoing instruments, without limitation, in PIMCO’s and Research Affiliates’ (“Sub-Adviser’s”) discretion, as applicable. The Sub-Adviser will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.

The Fund may use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.

In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments and related derivatives, which may include forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector exposures, non-U.S. exposures and credit quality, both as a function of the strategy’s investment guidelines and lack of a bond market index benchmark. Further, PIMCO, in its discretion, may seek to reduce the overall risk in the Fund’s portfolio of Fixed Income Instruments when the Fund’s short equity positions have generated or generate higher levels of income.

In selecting investments for the Fund, PIMCO and the Sub-Adviser, as applicable, may use proprietary quantitative models that are developed and maintained by PIMCO or the Sub-Adviser, as applicable, and which are subject to change over time without notice in PIMCO’s or the Sub-Adviser’s discretion, as applicable.

The Fund may invest, without limitation, in common stocks (including any equity-related underlying funds) and derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may also engage in financing transactions, such as reverse repurchase agreements and/or total return swaps. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Fund is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified fund.

The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). With respect to the AR Bond Alpha Strategy, the Fund will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.

Effective December 22, 2025, “Model Risk” in the “Description of Principal Risks” section of the Offering Memorandum is deleted in its entirety and replaced with the following:

In making investment allocation decisions, PIMCO or the Sub-Adviser may utilize proprietary quantitative models. These models are used by PIMCO or the Sub-Adviser to determine the Fund’s investment allocation decisions. The Fund’s investment models used in making investment allocation decisions may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data, any of which may result in a decline in the value of the investment. There can be no assurance that the models used by PIMCO or the Sub-Adviser will remain viable, due to various factors, which may include the quality of the data input into the models and the assumptions underlying such models, which to varying degrees involve the exercise of judgment, as well as the possibility of errors in constructing or using the model.

The success of models relies on accurate market data inputs. If inaccurate market data is entered into a model, the resulting information will be incorrect. In addition, the models used may be predictive in nature and such models may result in an incorrect assessment of future events. The models evaluate securities or securities markets based on certain assumptions concerning the interplay of market factors. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models. The performance of the investment models may be impacted by software or other technology malfunctions, human error, programming inaccuracies, and other similar circumstances. In addition, when relying on a quantitative model and/or data supplied by third parties, PIMCO or the Sub-Adviser may have less insight into the construction, coding or testing of the third-party model or data, and PIMCO or the Sub-Adviser will be exposed to systems, cyber security and other risks associated with the third party that provides the model or data.

The use of models can be complex and involves financial, economic, econometric and statistical theories, research and modeling; and the results of those processes must then be translated into computer code. Although PIMCO or the Sub-Adviser seeks to hire individuals and/or third parties, as applicable, skilled in each of these functions and to provide appropriate levels of oversight, the complexity of the individual tasks, the difficulty of integrating such tasks, and the limited ability to perform “real world” testing of a model’s end product raises the chances that a finished model may contain an error; one or more of such errors could adversely affect a Fund’s performance.

In addition, effective December 22, 2025, “Acquired Fund Risk” is added as a Principal Risk of investing in each Fund. Accordingly, corresponding changes are made to the table in the Section titled “Description of Principal Risks” in the Offering Memorandum and the following is added under “Description of Principal Risks” in the Offering Memorandum:

Because PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund may invest its assets in Acquired Funds, the risks associated with investing in the Funds may be closely related to the risks associated with the securities and other investments held by the Funds. The ability of the Funds to achieve their investment objectives may depend upon the ability of the Acquired Funds to achieve their respective investment objectives. Investments in Acquired Funds that are exchange-traded funds are also subject to market risk, tracking error, the potential for trading at a discount or premium to their net asset value, bid/ask spread risk as well as the risks of the underlying securities they hold. In addition, a Fund’s performance will be reduced by the Fund’s proportionate amount of the expenses of any Acquired Funds in which it invests. There can be no assurance that the investment objective of any Acquired Fund will be achieved. Unless a fee waiver or expense reimbursement arrangement fully covers a Fund’s investment in an Acquired Fund, shareholders in a Fund will indirectly bear fees and expenses charged by the Acquired Funds in addition to a Fund’s direct fees and expenses.

A Fund’s net asset value (“NAV”) will fluctuate in response to changes in the NAVs or market prices, as applicable, of the Acquired Funds in which it invests. The extent to which the investment performance and risks associated with a Fund correlates to those of a particular Acquired Fund will depend upon the extent to which the Fund’s assets are allocated from time to time for investment in the Acquired Fund, which may vary.

Effective December 22, 2025, the following is added as the last sentence under “Derivatives” in the “Characteristics and Risks of Securities and Investment Techniques” section of the Offering Memorandum:

Each Fund may invest in derivatives on carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme, California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives. For more information, please see Greenhouse Gas “Cap-and-Trade” Programs. A description of various risks associated with these particular instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. PIMCO All Asset: Multi-Real Fund may invest in such instruments to a lesser degree.

Investors Should Retain This Supplement for Future Reference

PART C   OTHER INFORMATION
Item 28. Exhibits
(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Eighth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated August 18, 2020(55)
	(3)	Establishment and Designation of Eight Additional Series of Shares of Beneficial Interest dated February 10, 2021(57)
	(4)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(5)	Establishment and Designation of One Additional Class of a Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(6)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated February 8, 2023(66)
	(7)	Establishment and Designation of One Additional Class of a Series of Shares of Beneficial Interest dated February 8, 2023(67)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Low Duration Credit Fund, PIMCO Total Return Fund IV, PIMCO RAE
PLUS International Fund and PIMCO RAE PLUS Small Fund dated February 28, 2011(10)

(8)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated May 23, 2011(12)

(9)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and
PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16,
2011(13)

(10)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal
Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio
Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)

(13)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage
PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO
StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International
Fund (U.S. Dollar Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund,
PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated
March 22, 2013(20)

(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Low Duration Credit Fund dated October 1, 2013(23)
(16)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)
(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(18)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated October 1, 2015(32)

(19)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Total Return ESG Fund, PIMCO Low Duration ESG Fund and PIMCO
Low Duration Income Fund dated November 7, 2016(44)

(20)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating
NAV Portfolio IV dated February 14, 2017(37)

(21)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full
Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic
Bond Fund dated October 2, 2017(42)

(22)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
(23)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(24)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to PIMCO California Municipal Intermediate Value Fund, PIMCO California Municipal
Opportunistic Value Fund, PIMCO National Municipal Intermediate Value Fund and PIMCO
National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(25)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
(26)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(27)	Supplement to Amended and Restated Investment Advisory Contract dated June 29, 2020(53)
(28)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(29)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO RAE PLUS EMG Fund dated October 1, 2020(56)
(30)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Sector
Fund Series – AH, PIMCO Sector Fund Series – AI, PIMCO Sector Fund Series – AM, PIMCO
Sector Fund Series – BC, PIMCO Sector Fund Series – BL, PIMCO Sector Fund Series – EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(31)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)
	(32)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(33)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Credit Opportunities Bond Fund dated January 2, 2024(70)
(34)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO California
Municipal Opportunistic Value Fund and PIMCO National Municipal Opportunistic Value Fund
dated May 10, 2024(70)

	(35)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Emerging Markets Corporate Bond Fund dated September 2, 2024(71)
	(36)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)
(37)
Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to
PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement
relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO RAE
PLUS Small Fund dated December 1, 2012(18)

(38)
Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund,
PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE
PLUS International Fund and PIMCO RAE PLUS Small Fund dated December 20, 2013(22)

	(39)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)
(40)
Amendment to Amended and Restated Sub-Advisory Agreement relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(41)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(65)
(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract dated May 15, 2018(46)
(4)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO California
Municipal Intermediate Value Fund, PIMCO California Municipal Opportunistic Value Fund,
PIMCO National Municipal Intermediate Value Fund and PIMCO National Municipal
Opportunistic Value Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(6)
Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(7)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO ESG Income Fund and Class C-2 shares dated August 18, 2020(55)
(8)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Sector
Fund Series - AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO
Sector Fund Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(9)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)

	(10)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(11)	Form of Sales Agreement(62)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
	(8)	Amendment to Custody and Investment Accounting Agreement dated August 10, 2020(56)
	(9)	Amendment to Custody and Investment Accounting Agreement dated November 5, 2019(58)
	(10)	Amendment to Custody and Investment Accounting Agreement dated August 28, 2020(56)
	(11)	Amendment to Custody and Investment Accounting Agreement dated October 8, 2020(58)
	(12)	Amendment to Custody and Investment Accounting Agreement dated March 24, 2021(58)
	(13)	Amendment to Custody and Investment Accounting Agreement dated June 29, 2021(60)
	(14)	Amendment to Custody and Investment Accounting Agreement dated November 30, 2021(62)
	(15)	Amendment to Custody and Investment Accounting Agreement dated June 3, 2022(70)
	(16)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2023(70)
(h)	(1)	Third Amended and Restated Supervision and Administration Agreement dated August 31, 2021(62)
(2)
Amendment to Third Amended and Restated Supervision and Administration Agreement relating to
PIMCO All Authority: Multi-RAE PLUS Fund and I-3 shares of PIMCO Inflation Response
Multi-Asset Fund dated May 20, 2022(64)

(3)
Supplement to Third Amended and Restated Supervision and Administration Agreement relating to
PIMCO Total Return Fund V and Class C shares of PIMCO TRENDS Managed Futures Strategy
Fund dated February 8, 2023(66)

	(4)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
	(5)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
	(6)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
	(7)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)
	(8)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
	(9)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
	(10)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
	(11)	Fee Waiver Agreement relating to the PIMCO Low Duration Opportunities Fund (formerly, PIMCO Strategic Bond Fund) dated October 1, 2018(47)
	(12)	Amendment to the Fee Waiver Agreement relating to the PIMCO Low Duration Opportunities Fund (formerly, PIMCO Strategic Bond Fund) dated July 31, 2019(51)

(13)	Fee Waiver Agreement relating to the PIMCO California Municipal Intermediate Value Fund and PIMCO National Municipal Intermediate Value Fund dated August 1, 2025(71)
(14)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(19)
(15)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
(16)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)
(17)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
(18)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
(19)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
(20)	Fee Waiver Agreement relating to the PIMCO Climate Bond Fund dated November 4, 2019(51)
(21)	Fee Waiver Agreement relating to PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. dated June 29, 2020(53)
(22)	Fee Waiver Agreement relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(23)
Advisory Fee Waiver Agreement relating to PIMCO Sector Fund Series - AH, PIMCO Sector Fund
Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series - BC, PIMCO Sector
Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector Fund Series – H and PIMCO
Sector Fund Series – I, dated February 11, 2021(57)

(24)
Supervisory and Administrative Fee Waiver Agreement relating to PIMCO Sector Fund Series -
AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund
Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector
Fund Series – H and PIMCO Sector Fund Series – I, dated February 11, 2021(57)

(25)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Inflation Response Multi-Asset Fund dated May 20, 2022(64)
(26)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Total Return Fund V dated March 20, 2023(67)
(27)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
(28)	Amended and Restated Fee Waiver Agreement relating to PIMCO Dynamic Bond dated July 1, 2025(71)
(29)	Form of Fee Waiver Agreement for Investing Funds(71)
(30)	Amendment to Second Amended and Restated Expense Limitation Agreement dated June 29, 2020(53)
(31)	Amended Schedules A and B to Second Amended and Restated Expense Limitation Agreement dated February 8, 2023(67)
(32)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
(33)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
(34)
Expense Limitation Agreement relating to PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(35)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
(36)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)

	(37)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
	(38)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
	(39)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
	(40)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
	(41)	PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. Appointment of Agent for Service of Process(56)
	(42)	PIMCO Sector Fund Series - AH (Cayman) Ltd. Appointment of Agent for Service of Process(69)
	(43)	PIMCO Sector Fund Series - AI (Cayman) Ltd. Appointment of Agent for Service of Process(69)
	(44)	PIMCO Sector Fund Series - BC (Cayman) Ltd. Appointment of Agent for Service of Process(65)
	(45)	Form of Investment Management Agreement for Fund Subsidiaries organized as Cayman Islands exempted companies(65)
	(46)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)
	(47)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)
	(48)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 20, 2019(58)
	(49)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 2, 2020(58)
	(50)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated March 4, 2025(71)
(i)		Opinion and Consent of Counsel(72)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(72)
	(2)(A)	Certified Secretary’s Certificate pursuant to Rule 483(b)(67)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)
	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Distribution and Services Plan for Class C-2 Shares(56)
	(6)	Form of Bank Fund Services Agreement(62)
	(7)	Form of Fund Services Agreement(62)
(n)		Twenty-Second Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated May 17, 2023(68)
(p)	(1)	Revised Code of Ethics for the Registrant(56)
	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(71)
	(3)	Revised Code of Ethics for Research Affiliates, LLC(71)
*		Powers of Attorney(71)
(1)
Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)
Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)
Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)
Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.

(5)
Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)
Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)
Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)
Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)
Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)
Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)
Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)
Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)
Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)
Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)
Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)
Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(17)
Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(18)
Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)
Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)
Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)
Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)
Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)
Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)
Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.
(25)
Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)
Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)
Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)
Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)
Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)
Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)
Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)
Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)
Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)
Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)
Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.
(36)
Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)
Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)
Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)
Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)
Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)
Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)
Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.

(43)
Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)
Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45)
Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein.
(46)
Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)
Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)
Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)
Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)
Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)
Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)
Filed with Post-Effective Amendment No. 332 on May 22, 2020, and incorporated by reference herein.
(53)
Filed with Amendment No. 463 on July 1, 2020, and incorporated by reference herein.
(54)
Filed with Post-Effective Amendment No. 333 on July 27, 2020, and incorporated by reference herein.
(55)
Filed with Post-Effective Amendment No. 336 on August 20, 2020, and incorporated by reference herein.
(56)
Filed with Post-Effective Amendment No. 339 on October 21, 2020, and incorporated by reference herein.
(57)
Filed with Amendment No. 474 on February 22, 2021, and incorporated by reference herein.
(58)
Filed with Post-Effective Amendment No. 340 on May 26, 2021, and incorporated by reference herein.
(59)
Filed with Post-Effective Amendment No. 341 on July 29, 2021, and incorporated by reference herein.
(60)
Filed with Amendment No. 480 on December 15, 2021, and incorporated by reference herein.
(61)
Filed with Amendment No. 481 on February 1, 2022, and incorporated by reference herein.
(62)
Filed with Amendment No. 482 on March 31, 2022, and incorporated by reference herein.
(63)
Filed with Amendment No. 483 on May 23, 2022, and incorporated by reference herein.
(64)
Filed with Post-Effective Amendment No. 342 on May 31, 2022, and incorporated by reference herein.
(65)
Filed with Post-Effective Amendment No. 343 on July 27, 2022, and incorporated by reference herein.
(66)
Filed with Post-Effective Amendment No. 345 on February 10, 2023, and incorporated by reference herein.
(67)
Filed with Post-Effective Amendment No. 348 on March 20, 2023, and incorporated by reference herein.
(68)
Filed with Post-Effective Amendment No. 502 on July 28, 2023, and incorporated by reference herein.
(69)
Filed with Post-Effective Amendment No. 505 on May 10, 2024, and incorporated by reference herein.
(70)
Filed with Post-Effective Amendment No. 507 on July 25, 2024, and incorporated by reference herein.
(71)
Filed with Post-Effective Amendment No. 512 on July 28, 2025, and incorporated by reference herein.
(72)
Filed with Post-Effective Amendment No. 513 on July 28, 2025, and incorporated by reference herein.
Item 29. Persons Controlled by or Under Common Control with Registrant.
The Trust through the PIMCO Sector Fund Series - AH, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - AH (Cayman) Ltd. (“Sector Fund Series – AH Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – AH Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – AH’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Sector Fund Series - AI, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - AI (Cayman) Ltd. (“Sector Fund Series – AI Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – AI Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – AI’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Sector Fund Series - BC, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - BC (Cayman) Ltd. (“Sector Fund Series – BC Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – BC Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – BC’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO All Asset: Multi-Real Fund, a separate series of the Trust, wholly owns and controls the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (“All Asset: Multi-Real Fund Subsidiary”), a company organized under the laws of the Cayman Islands. The All Asset: Multi-Real Fund Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO All Asset: Multi-Real Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommodityRealReturn Strategy Fund®, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund®’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands. The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommoditiesPLUS® Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware. The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware. The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware. The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semi-annual reports to shareholders.
Item 30. Indemnification
Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.
Item 31. Business and Other Connections of the Investment Adviser
Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).
Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).
Item 32. Principal Underwriter
(a) PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.
(b)The officers of the Distributor are:
Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Hall, Gregory W.	Chairman of the Board of Managers, Principle Executive Officer	None
Sutherland, Eric M.	President and Manager, Board of Managers	None
Bentley, James D.	Manager, Board of Managers	None
Pitters, Caleb J.A.	Manager, Board of Managers	None
Tracy, Lauren R.	Manager, Board of Managers	None
Ferrari, David R.	Chief Operating Decision-Maker, Principal Financial Officer and Financial and Operations Principal	None
Whittaker, Megan	Anti-Money Laundering Compliance Officer	None
Dubitzky, Y. Zvi	Chief Compliance Officer, Chief Legal Officer	None
Thomas, Mark G.	Head of Business Management	None
Burg, Anthony A.	Treasurer	None
Oglesby, Sarah J.	Secretary	None

*
The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.
Item 33. Location of Accounts and Records
The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, Missouri 64108, State Street Investment Manager Solutions, 42 Discovery, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, Pennsylvania 19426, State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02111, State Street Institutional Transfer Agency, c/o Iron Mountain, 175 Bearfoot Road, Northborough, Massachusetts 01532, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.
Item 34. Management Services
Not applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 519 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 20th day of November 2025.
PIMCO FUNDS (Registrant)
By:	Joshua D. Ratner*, President
*By:	/s/ ADAM T. TEUFEL Adam T. Teufel as attorney-in-fact
*
Pursuant to power of attorney filed with Post-Effective Amendment No. 512 to Registration Statement No. 811-05028 on July 28, 2025.